EXHIBIT 4.4


                    97/8% Senior Subordinated Notes due 2007

                                                                CUSIP: 232971AA9

         No. 1                                                      $130,000,000

                            DESA INTERNATIONAL, INC.

         promises to pay to CEDE & CO. or registered assigns, the principal sum of One Hundred Thirty Million Dollars, or such greater or lesser amount as may from time to time be endorsed on Schedule A hereto, on December 15, 2007.

                 Interest Payment Dates: June 15 and December 15

                       Record Dates: June 1 and December 1


                                            Dated: November 26, 1997

                                            DESA INTERNATIONAL, INC.

                                            By:______________________________
                                               Name:  Edward G. Patrick
                                               Title:  Vice President Finance
                                                          Treasurer


                                            DESA HOLDINGS CORPORATION


                                            By:______________________________
                                               Name:  Edward G. Patrick
                                               Title:  Vice President Finance
                                                          Treasurer

This is one of the Global
Notes referred to in
within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee

By:__________________________________
   Authorized Signature

                    97/8% Senior Subordinated Notes due 2007


         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
         ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
         (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)
         (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. DESA International, Inc., a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Note at 97/8% per annum from June 15, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on June 15 and December 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Marine Midland Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, Holdings or any of their subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 26, 1997 (the "Indenture") between the Company, Holdings and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company limited to $205.0 million in aggregate principal amount, plus amounts, if any issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof.

         5.  OPTIONAL REDEMPTION.

         (a) Except as set forth in clauses (b) and (c) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to December 15, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:


                  Year                                                Percentage

                  2002..........................................      104.9375%
                  2003..........................................      103.2917%
                  2004 .........................................      101.6458%
                  2005 and thereafter...........................      100.0000%

           (b) Notwithstanding the provisions of Paragraph (a) of this Paragraph 5, at any time prior to December 15, 2000, the Company may (but shall not have the obligation to) redeem up to 35% of the original aggregate principal amount of Notes (including Additional Notes) at a redemption price of 109.875% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 65% in aggregate principal amount of Notes (including any Additional Notes) remain outstanding immediately after the occurrence of such redemption; and provided, further that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

           (c) Upon the occurrence of a Change of Control prior December 15, 2002, the Notes will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days prior notice to each Holder to be redeemed, at a redemption price equal to the sum of (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date plus (iii) the Applicable Premium.

      6. MANDATORY REDEMPTION. Except as set forth in Paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

      7.  REPURCHASE AT OPTION OF HOLDER.

           (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the principal amount thereof plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (in either case, the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

           (b) If the Company, Holdings or any of their respective Restricted Subsidiaries consummates any Asset Sale, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company and Holdings shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company, or Holding, as the case may be, may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes and Additional Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

      8. NOTICE OF REDEMPTION. Subject to the provisions of Section 3.09 of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. SUBORDINATION. The Notes are subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payments in full in cash of all Senior Indebtedness (as defined in the Indenture), which includes (i) all "Obligations" in respect of and as defined in the New Credit Facility (including, without limitation, interest that accrues after the filing of a petition initiating any action or proceeding under the Bankruptcy Law or any other bankruptcy, insolvency or similar law or statute protecting creditors in effect in any jurisdiction, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Law or such other law or statute or is an allowed claim in any such action or proceeding), whether existing on the date of the Indenture of thereafter incurred, and (ii) any other Indebtedness that is permitted to be incurred by the Company or any Guarantor pursuant to the Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, (x) any Indebtedness of the Company or any Guarantor to any of their respective Subsidiaries or other Affiliates except to the extent any such Indebtedness is pledged as security under the New Credit Facility, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

      10. SUBORDINATION OF GUARANTEES. Each Guarantor agrees, and each Holder by accepting a Note and the Guarantees agrees, that all Obligations on the Notes pursuant to the Guarantees is subordinated in right of payment, to the extent and in the manner provided in the Section 11.03, to the prior payment of all Senior Indebtedness guaranteed by such Guarantor and the subordination set forth herein is for the benefit of an enforceable by the holders of Senior Indebtedness. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in Section 11.03 of the Indenture and appoints the Trustee as attorney-in-fact for any and all such purposes.

      11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

      13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in the aggregate principal amount of the Notes then outstanding, if such amendment would adversely affect the rights of Holders of Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture on the Issue Date), to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      14. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in the payment when due of principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or Holdings to comply with the provisions of Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or Holdings for 60 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with any of its other agreements in the Indenture, the Notes or any Guarantee; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, Holdings or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Company, Holdings or any of the Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on the final maturity date of such Indebtedness (a "Payment Default") results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company, Holdings or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture or any Guarantee that is given by a Guarantor, any Guarantee of a Significant Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; and (viii) certain events of bankruptcy or insolvency with respect to the Company, Holdings or any of their Significant Restricted Subsidiaries or a group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable; provided, however that such declaration will not become effective until the earlier to occur of (i) the acceleration of the maturity of any Indebtedness under the New Credit Facility or (ii) five Business Days after the Agent under the New Credit Facility or other designated representative of holders of Senior Indebtedness shall have received written notice of the intention of such Holders to accelerate. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or their Affiliates, and may otherwise deal with the Company, Holdings or their Affiliates, as if it were not the Trustee.

      16. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or Holdings, as such, shall have any liability for any obligations of the Company, Holdings or any Subsidiary under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

      17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of November 26, 1997, between the Company, Holdings and the other parties thereto (the "Registration Rights Agreement").

      20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                DESA International, Inc.
                2701 Industrial Drive
                P.O. Box 90004
                Bowling Green, Kentucky  42102
                Attention:  Vice President - Finance

                                 ASSIGNMENT FORM


         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________


Date:__________________

                                      Your Signature:___________________________
                                         (Sign exactly as your name appears on
                                                the face of this Note)

                                      Signature Guarantee:______________________

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

        |_| Section 4.10                        |_| Section 4.15

           If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:________________                Your Signature:____________________________
                                        (Sign exactly as your name appears on
                                                   the Note)

                                     Tax Identification No.:____________________

                                     Signature Guarantee:_______________________

                                   Schedule A

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

           The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                                        Principal Amount of this     Signature of
                         Amount of decrease in   Amount of increase in        Global Note        authorized officer of
                          Principal Amount of     Principal Amount of   following such decrease     Trustee or Note
   Date of Exchange        this Global Note        this Global Note          (or increase)             Custodian
---------------------    ---------------------   ---------------------  ------------------------ ---------------------
